UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K dated April 19, 2017, filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission on April 21, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Shareholders held on April 19, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company’s Board of Directors regarding how frequently the Company will hold an advisory shareholder vote on compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the 2017 Annual Meeting, as recommended by the Company’s Board of Directors, the Company’s shareholders selected, on an advisory basis, holding the advisory shareholder vote on the compensation of the Company’s named executive officers on an annual basis by a vote representing more than 85% of the votes cast on the proposal.

In light of these voting results and other factors considered by the Board of Directors in making its recommendation to the shareholders, the Board of Directors determined that the Company will include an advisory shareholder vote on the compensation of its named executive officers in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President and General Counsel

Date: September 15, 2017